UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026

SENECA BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-56790	39-4029114
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

35 Oswego Street, Baldwinsville, New York		13027
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (315) 638-0233

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2026, Vincent Fazio notified Seneca Bancorp, Inc. (the “Company”) and its bank subsidiary, Seneca Savings Bank, National Association (the “Bank”), that he intends to retire as the Company’s and the Bank’s Executive Vice President and Chief Financial Officer effective at the close of business on June 30, 2026.  Following his retirement, Mr. Fazio will continue to serve as a member of the boards of directors of the Company and the Bank and as a consultant to the Bank for a period of 12 months to assist with the transition of his successor.

In connection with Mr. Fazio’s retirement, he and the Bank have entered into a Retirement and Consulting Agreement (the “Consulting Agreement”).  The Consulting Agreement provides that Mr. Fazio will retire as Executive Vice President and Chief Financial Officer of the Company and the Bank effective June 30, 2026 (the “Retirement Date”), and effective as of the Retirement Date, Mr. Fazio’s employment agreement with the Company and the Bank will terminate.

Pursuant to the Consulting Agreement, Mr. Fazio will render consulting services to the Bank beginning on July 1, 2026, and continuing through June 30, 2027.  He will be reasonably available to the Bank for up to 10 hours per month to consult on Bank and Company matters.  He will not be an employee of the Company or the Bank following June 30, 2026, but rather, an independent contractor.  In exchange for the consulting services and his continued availability through June 30, 2027, Mr. Fazio will be paid a monthly consulting fee of $1,000 per month, provided, that in any month during which Mr. Fazio provides more than 10 hours of consulting services, he will receive an additional $100 per each additional hour above 10 hours during such month.

Further, in connection with Mr. Fazio’s retirement, the Bank amended the supplemental executive retirement agreement for Mr. Fazio to increase the annual early retirement benefit to $15,000 effective upon the Retirement Date (the “SERP Amendment”) in recognition of Mr. Fazio’s substantial contributions to the Company and the Bank.

On May 29, 2026, the Company and the Bank appointed Angela Krezmer (age 40) to succeed Mr. Fazio as Executive Vice President and Chief Financial Officer effective July 1, 2026.  Before joining the Bank, Ms. Krezmer was employed by Generations Bank and Generations Bancorp NY, Inc., Seneca Falls, New York, serving as President, Chief Executive Officer, and Chief Financial Officer through the acquisition of substantially all its assets by ESL Federal Credit Union and the related dissolution of the entities.  She was initially appointed as Chief Financial Officer of Generations Bank and Generations Bancorp NY, Inc., in June 2021, and subsequently appointed President and Chief Executive Officer in November 2023. From June 2020 until June 2021, Ms. Krezmer served as Chief Financial Officer of Prosper Bank, Coatesville, Pennsylvania, and prior to that, Ms. Krezmer served for more than a decade at Fairport Savings Bank, Fairport, New York where she held various positions including Chief Financial Officer.   There are no family relationships between Ms. Krezmer and any director or executive officer of the Company or the Bank.  Ms. Krezmer is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

In addition, on May 29, 2026, the Company and the Bank appointed Angelo Testani to the position of Executive Vice President and Chief Banking Officer.  Prior to this appointment, Mr. Testani has served as Senior Vice President of Commercial Lending of the Company and the Bank since 2016.

In connection with the appointments of Ms. Krezmer as Executive Vice President and Chief Financial Officer and of Mr. Testani as Executive Vice President and Chief Banking Officer, the Bank has entered into an individual employment agreement (the “Employment Agreement”) with each executive.  The Employment Agreements are effective as of July 1, 2026 for Ms. Krezmer and May 29, 2026 for Mr. Testani.  Each Employment Agreement has an initial term through December 31, 2028.  Beginning on January 1, 2027 and continuing on each January thereafter (each a “renewal date”), the term of the Employment Agreement will automatically extend for an additional year unless the Bank or the executive provides notice to the other at least 30 days before the renewal date.  If a change in control occurs during the term of the Employment Agreement, the term will automatically renew so that it expires no sooner than three years from the effective date of the change in control.

Each Employment Agreement provides that the executive will receive an annual base salary of $220,000 for Ms. Krezmer and $201,375 for Mr. Testani.  The Bank’s board of directors may increase, but not decrease, the base salary at any time.  In addition to receiving a base salary, each executive will be eligible to participate in the bonus program and benefit plans made available to senior management employees.

If either the executive voluntarily terminates employment without “good reason” or the Bank terminates the executive’s employment for “cause” (as such terms are defined in the Employment Agreements), the executive will be entitled to receive the executive’s earned but unpaid salary, unpaid expense reimbursements, accrued but unused paid time off, and vested benefits under any employee benefit plan of the Bank (the “Accrued Obligations”).

If the executive’s employment involuntarily terminates for reasons other than “cause,” disability or death, or if the executive resigns for “good reason,” in either event other than in connection with a change in control, the executive will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary the executive would have received during the greater of 12 months or the remaining term of the Employment Agreement.  In addition, if the executive timely elects continued medical insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Bank will reimburse the monthly COBRA premium payments for up to 18 months.  As a condition to receive these payments and benefits, the executive must execute, and not revoke, a release of claims in favor of the Bank and its affiliates.

If the executive’s employment involuntarily terminates for reasons other than “cause,” disability or death, or if the executive resigns for “good reason,” on or following a “change in control” (as such term is defined in the Employment Agreements), the executive will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus three times the sum of the executive’s base salary and highest annual cash bonus paid to or earned by the executive during the calendar year of the change in control or either of the two calendar years before the change in control.  In addition, the Bank will pay a lump sum cash payment equal to the cost of the monthly premiums for COBRA coverage to maintain the executive’s similar level of coverage immediately prior to the executive’s termination multiplied by 36.

Should the executive become disabled during the term of the Employment Agreement, the Bank may terminate the executive’s employment, and the executive will receive the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by the Bank.  If the executive dies while employed by the Bank, the executive’s beneficiaries will receive the Accrued Obligations plus the executive’s base salary for one year following the executive’s death, and, provided that the executive’s dependents timely elect continued coverage under COBRA, the Bank will provide (or reimburse) the executive’s dependents for the amount of the monthly COBRA premiums to maintain substantially similar coverage in effect immediately prior to the executive’s death for a period of one year following the executive’s death.

Upon termination of employment (other than following a change in control), the executive must adhere to one-year non-competition and non-solicitation restrictions set forth in the Employment Agreement.

On May 29, 2026, the Bank also entered into an amended and restated employment agreement with Joseph Vitale, President and Chief Executive Officer of the Company and the Bank, which replaces his prior agreement.  The amended and restated employment agreement provides for a new term commencing effective as of May 29, 2026, and continuing through December 31, 2028. Beginning on January 1, 2027, and continuing on each January 1 thereafter (each a “renewal date”), the term will automatically extend for an additional year unless the Bank or the executive provides notice to the other at least 30 days before the renewal date.  No other material changes were made that substantially differ from the prior employment agreement.

The foregoing descriptions of the Consulting Agreement, the SERP Amendment, the Employment Agreements and the amended and restated employment agreement with Mr. Vitale do not purport to be complete and are qualified in their entirety by the full text of the respective documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Description

10.1	Retirement and Consulting Agreement, by and between Seneca Savings Bank, National Association and Vincent Fazio, dated as of May 29, 2026.

10.2	Second Amendment to the Seneca Savings Bank, National Association Supplemental Executive Retirement Agreement for Vincent Fazio, dated May 29, 2026.

10.3	Employment Agreement, by and between Seneca Savings Bank, National Association and Angela Krezmer, effective as of July 1, 2026.

10.4	Employment Agreement, by and between Seneca Savings Bank, National Association and Angelo Testani, effective as of May 29, 2026.

10.5	Amended and Restated Employment Agreement, by and between Seneca Savings Bank, National Association and Joseph Vitale, effective as of May 29, 2026.

104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENECA BANCORP, INC.

DATE: June 4, 2026	By:	/s/ Joseph G. Vitale
Joseph G. Vitale
President and Chief Executive Officer